UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (date of earliest event reported): March 16, 2023 (March 10, 2023)

Sunnova Energy International Inc.

(Exact name of registrant as specified in its charter)

Delaware	001-38995	30-1192746
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification Number)

20 East Greenway Plaza, Suite 540

Houston, Texas 77046

(Address, including zip code, of principal executive offices)

(281) 892-1588

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of Each Class	Trading Symbol(s)	Name of Each Exchange on Which Registered
Common Stock, $0.0001 par value per share	NOVA	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 1.01.	Entry into a Material Definitive Agreement.

Entry Into Credit Agreement

On March 10, 2023, Sunnova Inventory Supply, LLC, a Delaware limited liability company (the “Borrower”) and an indirect wholly owned subsidiary of Sunnova Energy International Inc. (the “Company”), entered into a Credit Agreement (the “Credit Agreement”), by and among the Borrower, each of the subsidiaries of the Borrower from time to time party thereto (the “Loan Parties”), the lenders from time to time party thereto (collectively, the “Lenders” and each, individually, a “Lender”), and Texas Capital Bank, as lender, Administrative Agent and letter-of-credit issuer (“TCB”). The Credit Agreement is comprised of a $50 million secured revolving loan credit facility. The scheduled maturity date of the Credit Agreement is the earlier of (a) March 10, 2026 and (b) six months from the latest maturity date of any Material Parent Credit Facility (as defined in the Credit Agreement).

Pursuant to a Sale and Contribution Agreement, the Borrower will acquire certain accounts receivable and inventory from Sunnova Energy Corporation (“SEC”), with the proceeds of the loans to be advanced under the Credit Agreement. The Loans are secured by all of the assets of the Borrower and the other Loan Parties which includes all such accounts and inventory (the “Collateral”).

Sunnova Management, LLC, an indirect wholly-owned subsidiary of the Company (the “Manager”), will act as manager pursuant to the terms of a Management Agreement between the Borrower and the Manager. The Manager will provide, or cause to be provided, all operations, maintenance, administrative, collection and other management services for the Borrower.

The Credit Agreement contains events of default that are customary in nature for credit facilities of this type, including, among other things, (a) the non-payment of principal, interest and other amounts by their scheduled due date, (b) violations of covenants subject to customary grace periods, (c) breaches of representations and warranties, and (d) certain bankruptcy events. The occurrence of an event of default could, in certain instances, result in the liquidation of the Collateral (as defined in the Credit Agreement) securing the Loans (as defined in the Credit Agreement). In connection with the transaction, SEC issued a limited performance guaranty covering (a) the performance of certain contractual obligations of the Borrower, (b) the performance obligations of the Manager under the Management Agreement and (c) the payment of certain expenses incurred by the Borrower under the Credit Agreement.

The Borrower intends to use the proceeds of the Borrowings (as defined in the Credit Agreement) for working capital in the ordinary course of business, for other general corporate purposes and to fund certain reserves required under the Credit Agreement.

The foregoing description of the Credit Agreement is qualified in its entirety by reference to the full text of the Credit Agreement, a copy of which is filed as Exhibit 10.1 to this Current Report on Form 8-K and is incorporated into this Item 1.01 by reference.

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Retirement and Transition Agreement with Mr. Baker

As previously disclosed, on February 27, 2023, the Company announced that it had commenced discussions with Walter A. Baker, Executive Vice President, General Counsel regarding his transition to retirement, including the effective date of such retirement. On March 15, 2023, Mr. Baker and the Company agreed that he would retire from the Company at the earlier of (i) May 1, 2023 or (ii) an earlier date as selected by the Board of Directors (the “Board”) of the Company (the “Retirement Date”). In connection with his retirement, Mr. Baker agreed to resign from the role of Executive Vice President, General Counsel and assume the role of Senior Vice President, Legal, in each case, effective on March 15, 2023 (the “Transition Date”). Mr. Baker will serve in the role of Senior Vice President, Legal, during the period beginning on the Transition Date and ending on his Retirement Date (the “Transition Period”). On March 15, 2023, Mr. Baker and the Company entered into a retirement and transition agreement (the “Retirement and Transition Agreement”) addressing the terms and conditions of Mr. Baker’s transition and retirement. During the Transition Period, Mr. Baker’s pay and benefits will remain the same as before the Transition Date and all outstanding Company equity awards will continue to vest during the Transition Period. As of the Retirement Date, Mr. Baker will cease to perform services for the Company as Senior Vice President, Legal and will become entitled to certain enhanced benefits relating to the treatment of his outstanding Company equity awards, subject to his agreement to release conditions and continued compliance with post-retirement availability requirements and other continuing obligations addressed in the Retirement and Transition Agreement. The enhanced benefits referenced in the prior sentence are described below. Any portion of a Company equity award held by Mr. Baker on the Retirement Date that does not vest pursuant to the Retirement and Transition Agreement and that is not otherwise already vested on the Retirement Date will be forfeited.

•	Restricted stock units granted in 2023 will become one-third vested on December 31, 2023, without regard to termination of service, or earlier if otherwise provided under the original award terms.

•

Restricted stock units granted prior to 2023 that remain unvested on the Retirement Date will continue to vest pursuant to their original award terms, without regard to termination of service, during the one-year period following the Retirement Date.

•

Stock options that remain unvested on the Retirement Date will continue to vest and become exercisable pursuant to their original award terms, without regard to termination of service, during the one-year period following the Retirement Date.

•

Stock options that are vested and outstanding on the Retirement Date or that become vested during the one-year period after the Retirement Date will continue to be exercisable for a term of five years from the date of grant and will thereafter expire.

Mr. Baker has agreed that he will not be entitled to any severance benefits under the Executive Severance Agreement between the Company and Mr. Baker, dated July 23, 2019 (the “Severance Agreement”), but will continue to be bound by certain protective covenants contained in his Severance Agreement.

Adoption of the Retirement Policy

On March 15, 2023, the Board approved the Sunnova Energy International Inc. Retirement Policy (the “Retirement Policy”). The Retirement Policy applies exclusively to employees in the position of Vice President or above of the Company and its subsidiaries (“executives”) and is designed to provide retirement benefits to reward executives whose employment terminates pursuant to a Qualifying Retirement (as defined in the paragraph below). Retirement benefits under the Retirement Policy will apply with respect to (i) all grants on and after March 15, 2023 under the equity incentive plans of the Company, unless otherwise determined by the Compensation and Human Capital Committee of the Board (the “Committee”) with respect to subsequent one-time, special, and/or retention-based awards and (ii) all equity awards outstanding on March 15, 2023.

A “Qualifying Retirement” is defined as a voluntary termination of employment (when no right to terminate the executive for cause exists) after (i) attaining age 60 and (ii) completing five years of service with the Company immediately preceding the Qualifying Retirement, subject to meeting certain advance notice requirements. Upon an executive’s Qualifying Retirement, certain of the executive’s Company equity awards will receive qualifying retirement treatment (as described below), subject to the executive’s execution of a release agreement and continued compliance with both post-retirement availability requirements and covenants contained in the release agreement. The release agreement may contain non-disclosure, non-disparagement, and confidentiality covenants. For an equity award to receive qualifying retirement treatment, the executive must have been employed for at least six months following the date of grant; provided, however, that this service requirement may be reduced or waived by the Committee. Qualifying retirement treatment will only apply with respect to equity awards granted while an individual was an executive.

Qualifying Retirement Treatment of Time-Vested Stock Options

•

Unvested stock options subject to a vesting schedule in which vesting occurs in full on a single date (a “cliff vesting schedule”) will vest and become exercisable on a prorated basis on the one-year anniversary of the Qualifying Retirement (or the award’s original vesting date, if earlier). For this purpose, proration will be based on a ratio of the number of days from the date of grant through the one-year anniversary of the Qualifying Retirement (or the award’s original vesting date, if earlier) over the number of days during the entire vesting period, but not to exceed 1.0.

•

Unvested stock options that are not subject to a cliff-vesting schedule will continue to vest and become exercisable pursuant to their original vesting schedule for the one-year period following a Qualifying Retirement.

•

Stock options that are vested at the time of a Qualifying Retirement or that become vested in connection with the Qualifying Retirement or during the one-year period after a Qualifying Retirement, in each case, pursuant to the Retirement Policy will continue to be exercisable for a term of five years from the date of grant, or, if longer, three months from the Qualifying Retirement (provided the term of exercisability may not extend beyond the stock option’s original expiration date), and will thereafter expire.

Qualifying Retirement Treatment of Time-Vested Restricted Stock Awards or Units

•

Unvested restricted stock awards and units subject to a cliff vesting schedule will vest on a prorated basis on the one-year anniversary of the Qualifying Retirement (or the award’s original vesting date, if earlier) and will be settled thereafter in accordance with the settlement timing provisions that would otherwise have been applied to the award after the termination of the applicable restricted period, or, if applicable, in accordance with the six-month delay rules of Section 409A as described in the Retirement Policy. For this purpose, proration will be based on a ratio of the number of days from the date of grant through the one-year anniversary of the Qualifying Retirement (or the award’s original vesting date, if earlier) over the number of days during the entire vesting period, but not to exceed 1.0.

•

Unvested restricted stock awards and units that are not subject to a cliff-vesting schedule will continue to vest pursuant to their original vesting schedule for the one-year period following a Qualifying Retirement.

Qualifying Retirement Treatment of Performance-Based Restricted Stock Awards or Units

•	Unvested performance-based restricted stock awards and units will vest on a prorated basis on the date of the Qualifying Retirement based on actual achievement of applicable performance metrics.

•

Proration will be based on a ratio of the full number of months that have elapsed in the performance period as of the Qualifying Retirement over the total number of months in the performance period, but not to exceed 1.0.

•

Performance-based restricted stock awards or units that vest pursuant to the Retirement Policy or that are already vested but remain outstanding on or prior to the Qualifying Retirement will be settled following the end of the performance period in accordance with the terms of the award agreement.

If, at any time, an executive who is eligible for Qualifying Retirement refuses to timely execute a release agreement, revokes a previously signed release agreement or otherwise acts in violation of any other benefit condition contained in the Policy, then the executive’s unvested equity awards will be immediately forfeited.

Item 7.01	Regulation FD Disclosure

The Company is in discussions with the United States Department of Energy Loan Programs Office (“DOE”) regarding DOE’s potential issuance of an indirect guarantee of 90% of up to approximately $3.3 billion of solar loans originated by the Company under a new solar loan channel. This indirect guarantee, if issued, is expected to expand access to the Company’s “Energy as a Service” offerings, lay the foundation for future Voluntary Protection Program activities, decrease greenhouse gas emissions, and increase the demand response impact of residential power systems. Several steps remain for the project to achieve critical milestones, and certain conditions must be satisfied before DOE issues such a partial loan guarantee, including finalization of a definitive loan guarantee agreement and financing documents. There can be no assurances that the Company and DOE will consummate the contemplated transaction on these terms or at all.

Forward-Looking Statements

This report contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. Forward-looking statements generally relate to future events or the Company’s future financial or operating performance. In some cases, you can identify forward-looking statements because they contain words such as “may,” “will,” “should,” “expects,” “plans,” “anticipates,” “going to,” “could,” “intends,” “target,” “projects,” “contemplates,” “believes,” “estimates,” “predicts,” “potential” or “continue” or the negative of these words or other similar terms or expressions that concern the Company’s expectations, strategy, priorities, plans or intentions. Forward-looking statements in this release include, but are not limited to, statements regarding the possible guarantee of solar loans by DOE. The Company’s expectations and beliefs regarding this matter may not materialize. The forward-looking statements contained in this release are also subject to other risks and uncertainties, including those more fully described in the Company’s filings with the Securities and Exchange Commission, including the Company’s annual report on Form 10-K for the year ended December 31, 2022. The forward-looking statements in this release are based on information available to the Company as of the date hereof, and the Company disclaims any obligation to update any forward-looking statements, except as required by law.

Item 9.01	Financial Statements and Exhibits

(d) Exhibits

The following materials are filed as exhibits to this Current Report on Form 8-K.

Exhibit No.	Description

10.1*	Credit Agreement, by and among Sunnova Inventory Supply, LLC, the Guarantors party thereto, the Lenders party thereto, and Texas Capital Bank, dated as of March 10, 2023.

104	Cover Page Interactive Data File (embedded within the inline XBRL document)

*

Certain of the exhibits and schedules to this Exhibit have been omitted in accordance with Regulation S-K Items 601(a)(5) and 601(b)(10). The Company agrees to furnish a copy of any omitted schedule or exhibit to the SEC upon request.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SUNNOVA ENERGY INTERNATIONAL INC.

Date: March 16, 2023	By:	/s/ David Searle
David Searle
Executive Vice President, General Counsel